Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Retail Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0303670
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

365 West Passaic Street, Rochelle Park, New Jersey 07662
(Address of principal executive offices) (Zip Code)

United Retail Group 2003 Stock Option Plan
Stock Appreciation Rights Plan
(Full titles of the plans)

George R. Remeta
365 West Passaic Street
Rochelle Park, New Jersey 07662
(Name and address of agent for service)

(201) 845-0880
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Filing fee
Units, each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one- hundredth of a share of Preferred Stock, $.001 par value per share ("Units")	262,500 Units issuable under authorized but unissued 2003 Stock Option Plan stock options	$3.625*	$951,563	$76.99

Units	37,500 Units issuable under outstanding 2003 Stock Option Plan stock options	$1.80**	$67,500	$5.47

Stock Appreciation Rights	105,000 authorized but unissued SAR's	$3.625*	$380,625	$30.80

Total			$1,399,688	$113.26

* the average of the high and low prices of Units reported on the NASDAQ National Market System on August 7, 2003
** the exercise price per Unit

22,500 Units

UNITED RETAIL GROUP, INC.

_________________

        The 22,500 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a “share of Common Stock”) offered hereby are being sold by the Selling Stockholders and are issuable to them upon the exercise of management stock options in accordance with their terms. See “Selling Stockholders” and “Incorporation of Certain Information”. United Retail Group, Inc. (the “Company”) will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

        The Common Stock is quoted on the NASDAQ National Market System under the symbol “URGI”.

        See “Risk Factors” commencing on page 2 for certain conditions relevant to an investment in shares of Common Stock.

EXECUTIVE OFFICES

        The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

_________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________

        The date of this Prospectus is August 13, 2003

RISK FACTORS

Cumulative Loss and Downward Trend

        From Fiscal 2000 through Fiscal 2003 the Company incurred a cumulative net loss of $2.3 million, which, however, included the following non-cash items: recognition of goodwill impairment in the amount of $5.6 million and provision for the valuation allowance for the net deferred tax assets in the amount of $7.3 million. (Before the goodwill impairment and valuation allowance, the pro forma cumulative net income was $10.6 million for the four-year period.)

        For the first quarter of Fiscal 2003, the Company incurred a net loss of $4.5 million, which included a $2.1 million provision for the valuation allowance for the net deferred tax assets. (Before the valuation allowance, the pro forma net loss was $2.4 million for the quarter.)

        There has been a downward trend in the Company’s operating results.

Compliance With Minimum Listing Requirements

        The last reported sale price of the Common Stock on the NASDAQ Stock Market on August 7, 2003 was $3.35. Continued quotation of the Common Stock on the NASDAQ Stock Market requires a minimum bid price of at least $1.00 per share to be maintained except for periods of less than 10 consecutive days each, subject to an opportunity to cure the deficiency after receipt from NASDAQ of a deficiency notice.

        There is no assurance that the Common Stock will continue to meet the minimum requirements for listing on the NASDAQ Stock Market.

Competition

        All aspects of the women’s retail apparel and shoe businesses are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes its principal competitors include all major national and regional mass merchants, department stores, specialty retailers, discount stores, mail order companies, television shopping channels and Internet web sites. Management believes its proprietary brands, merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.

External Influences

        The following factors, among others, could affect the Company’s results: war risk; changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; risks associated with the financial performance of the World Financial Network National Bank private label credit card program used by the Company; increases in interest rates; the ability to retain, hire and train key personnel; risks associated with the ability of the Company’s manufacturers to deliver products in a timely manner; and political instability and other risks associated with foreign sources of production.

Dependence on Key Executive

        The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company, dated November 20, 1998, as amended, that expires on July 30, 2007. See “Incorporation of Certain Information.”

Shares Eligible For Future Resale

        Under a Restated Stockholders’ Agreement, dated December 23, 1992 (as amended, the “Restated Stockholders’ Agreement”), Limited Direct Associates, L.P. (“LDA”) and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a combined total of 2,787,500 outstanding shares of Common Stock. In addition, under the Restated Stockholders’ Agreement, LDA, Mr. Benaroya, certain officers of the Company and its subsidiaries and certain other stockholders have the right to participate on a “piggyback” basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a “piggyback” basis. See “Incorporation of Certain Information.”

        The Company previously registered for resale under the Securities Act 1,907, 072 shares of Common Stock that may become issuable pursuant to the exercise of management stock options, 1,688,200 outstanding shares that were issued pursuant to the exercise of management stock options and 182,942 shares held by the Company Stock Fund of the Company’s Retirement Savings Plan. In addition, the Company intends to register under the Securities Act shares that may be purchased and resold by the Company’s Supplemental Retirement Savings Plan.

        There is a potential for resales under the registration statement of which this Prospectus is a part and the registration statements for other management stock options and for the Company’s Retirement Savings Plan that have been filed of up to 4,078,214 shares of Common Stock. There is also a potential for resales under registration statements that may be filed (i) in connection with the Company’s Supplemental Retirement Savings Plan and (ii) pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a “piggyback” basis in any future registration statements. All these potential resales could impair the Company’s future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

        Since April 22, 2003, 12,937,304 shares of Common Stock have been outstanding. As of April 22, 2002, the Company’s officers and directors held 2,651,839 shares and Limited Direct Associates, L.P. held 1,600,000 shares. (Limited Direct Associates, L.P. is an affiliate of Limited Brands, Inc.)

        Any shares being resold by an “affiliate” of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an “affiliate” at any time during the 90 days preceding a resale will be subject to the volume limitations in Rule 144 adopted under the Securities Act except for certain sales pursuant to a prospectus filed in accordance with the Securities Act. See, “Incorporation of Certain Information.” On the other hand, a person who is not deemed to have been an “affiliate” at any time during the 90 days preceding a resale would be entitled to resell shares that are “restricted securities” under Rule 144 without regard to the volume limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an “affiliate” of the Company.

        Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its “affiliates” or recently resigned affiliates are eligible for resale without regard to the volume limitations in Rule 144.

        The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company’s future ability to raise capital through an offering of its equity securities.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The public may read and copy any materials that the Company filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov. Certain of the information regarding the Company filed electronically with the Commission is also available at the Company’s Internet site at http://www.unitedretail.com.

INCORPORATION BY REFERENCE

        Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company’s Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200, e-mail kcarroll@unitedretail.com).

PLAN OF DISTRIBUTION

        The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for resale in private transactions.

INCORPORATION OF CERTAIN INFORMATION

        The documents listed in (a) through (d) below are incorporated by reference in this Prospectus:

  the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended February 1, 2003 filed with the Commission (including information incorporated therein by reference);
  all reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after February 1, 2003;
  the description of the Company's (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and
  the 2003 Stock Option Plan, which is attached as the Appendix to the Company's proxy statement on Schedule 14A for its 2003 Annual Meeting of Stockholders.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

USE OF PROCEEDS

        All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

        The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

VALIDITY OF COMMON STOCK

        The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 205,000 shares of Common Stock under Company Stock Option Plans. Mr. Carroll is the beneficiary of retirement trusts that hold 27,586 shares of Common Stock for his account.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended February 1, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

SELLING STOCKHOLDERS

        The following table sets forth the beneficial ownership of the Company’s Common Stock by each Selling Stockholder and the number of shares available for resale in the offering, whether or not the Selling Stockholder has a present intention to resell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder.

Name and Title of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering(1)	Number of Shares of Common Stock Offered for Resale(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)
Ray Brown, Vice President-Associate Services(4)	10,500	7,500	10,500
Jeff Fink, Vice President- Real Estate(5)	17,000	2,500	17,000
Kent Frauenberger, Vice President- Logistics(6)	45,038	5,000	45,038
Brian Fench, Vice President-Store Development(7)	12,000	5,000	12,000
Mark Nitkey, Vice President-Chief Architect(8)	2,000	2,500	2,000
Total	86,538(9)	22,500	86,538(9)

(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms but does not include any shares offered for resale under the registration statement of which this Prospectus is a part.
(2) Represents all shares issuable to the Selling Stockholder upon the exercise of stock options included in the registration statement of which this Prospectus is a part even though none are presently vested.
(3) The number of shares of common stock beneficially owned by the Selling Stockholders will not be changed by the future vesting and exercise of stock options issued pursuant to the 2003 Stock Option Plan (which are presently not vested) and the subsequent resale of the shares issued pursuant to the exercise of the options.
(4) Consists of 10,500 shares which may be acquired by the exercise of stock options.
(5) Includes 12,000 shares which may be acquired by the exercise of stock options.
(6) Includes 30,000 shares which may be acquired by the exercise of stock options.
(7) Consists of 12,000 shares which may be acquired by the exercise of stock options.
(8) Consists of 2,000 shares which may be acquired by the exercise of stock options.
(9) Includes 66,500 shares which may be acquired by the exercise of stock options. The total is less than 1% of the outstanding shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

        The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

  the Corporation's Annual Report on Form 10-K and Form 10-K/A for the year ended February1, 2003 filed with the Commission (including information incorporated therein by reference);
  all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after February 1, 2003;
  the description of the Corporation's (i) Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and
  the 2003 Stock Option Plan, which is attached as the Appendix to the Corporation's proxy statement on Schedule 14A for its 2003 Annual Meeting of Stockholders.

        All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 205,000 shares of Common Stock under Company Stock Option Plans. Mr. Carroll is the beneficiary of retirement trusts that hold 27,586 shares of Common Stock for his account.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

        The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

        Additionally, the Corporation’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation’s directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

        The Corporation carries directors’ and officers’ insurance policies that provide indemnification to its officers and directors under certain circumstances.

Item 7. Exemption from Registration Claimed.

        The stock options outstanding under the 2003 Stock Option Plan are not vested yet and can not be exercised at this time. Hence, no shares of Common Stock have been offered for sale.

Item 8. Exhibits.

The following exhibits are filed as a part of this registration statement:

4.1	Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).
5.	Opinion of Kenneth P. Carroll, Esq. as to the legality of shares of Common Stock to be registered hereunder.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above.

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 3, 2003 is incorporated herein by reference:

Number in Filing	Description
10*	Amendments to Restated Supplemental Retirement Savings Plan

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 1, 2003 are incorporated herein by reference:

Number in Filing	Description
3	Restated By-laws of the Corporation
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc. as Agent and Lender ("CIT")
10.2*	Amendment to Restated Supplemental Retirement Savings Plan

The 2003 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 2002, are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998 between the Corporation and Raphael Benaroya ("Benaroya Employment Agreement")
10.2*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta ("Remeta Employment Agreement")
10.3*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll ("Carroll Employment Agreement")

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT
10.2*	Amendment to Restated Supplemental Retirement Savings Plan
10.3	Purchase and Sale Agreement, dated as of July 1, 2002, between Raphael Benaroya and the Corporation

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 4, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated May 30, 2002, to Benaroya Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number In Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank ("Private Label Credit Card Program Agreement")
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement
10.4*	Letter, dated March 1, 2002, from the Corporation to Raphael Benaroya with respect to the cost of living adjustment under the Benaroya Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated November 29, 2001, to Benaroya Employment Agreement
10.2*	Amendment, dated November 29, 2001, to Remeta Employment Agreement
10.3*	Amendment, dated November 29, 2001, to Carroll Employment Agreement
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement
10.6*	Promissory note, dated November 30, 2001, from Raphael Benaroya to the Corporation (paid as of July 1, 2002)

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 4, 2001 is incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Stock Appreciation Rights Plan

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated August 18, 2000, to Benaroya Employment Agreement
10.2*	Amendment, dated August 18, 2000, to Carroll Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT ("Financing Agreement")
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement
21	Subsidiaries of the Corporation

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
10.2*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1	Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1998
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement
10.2*	Amendment to Restated Supplemental Retirement Savings Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Supplemental Retirement Savings Plan

The following exhibits to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation
10.2.1	Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc.(now known as United Retail Incorporated) ("Software License")
10.2.2	Amendment, dated December 10, 1991, to Software License

*A compensatory plan for the benefit of the Corporation’s management or a management contract.

Item 9. Undertakings.

(a) The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Rochelle Park, State of New Jersey, on the 13th day of August, 2003.

UNITED RETAIL GROUP, INC. (Registrant)
By: /s/Raphael Benaroya Raphael Benaroya, Chairman of the Board President and Chief Executive Officer

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below except Raphael Benaroya and George R. Remeta constitutes and appoints Raphael Benaroya and George R. Remeta, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 13th day of August, 2003.

Signature	Title

/s/Raphael Benaroya Raphael Benaroya	Chairman of the Board, President Chief Executive Officer and Director

/s/George R. Remeta George R. Remeta	Vice Chairman of the Board, Chief Administrative Officer, Chief Financial Officer and Director

/s/Jon Grossman Jon Grossman	Vice President-Finance and Chief Accounting Officer

/s/Joseph A. Alutto Joseph A. Alutto	Director

/s/Joseph Ciechanover Joseph Ciechanover	Director

/s/Michael Goldstein Michael Goldstein	Director

/s/Ilan Kaufthal Ilan Kaufthal	Director

/s/Vincent P. Langone Vincent P. Langone	Director

/s/Richard W. Rubenstein Richard W. Rubenstein	Director

EXHIBIT LIST

The following exhibits are filed as a part of this registration statement:

4.1	Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incororated herein by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).
5.	Opinion of Kenneth P. Carroll, Esq. as to the legality of shares of Common Stock to be registered hereunder.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above.

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 3, 2003 is incorporated herein by reference:

Number in Filing	Description
10*	Amendments to Restated Supplemental Retirement Savings Plan

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 1, 2003 are incorporated herein by reference:

Number in Filing	Description
3	Restated By-laws of the Corporation
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT")
10.2*	Amendment to Restated Supplemental Retirement Savings Plan

The 2003 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 2002, are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998 between the Corporation and Raphael Benaroya ("Benaroya Employment Agreement")
10.2*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta ("Remeta Employment Agreement")
10.3*	Amendment, dated December 6, 2002, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll ("Carroll Employment Agreement")

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT
10.2*	Amendment to Restated Supplemental Retirement Savings Plan
10.3	Purchase and Sale Agreement, dated as of July 1, 2002, between Raphael Benaroya and the Corporation

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 4, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated May 30, 2002, to Benaroya Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number In Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank ("Private Label Credit Card Program Agreement")
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement
10.4*	Letter, dated March 1, 2002, from the Corporation to Raphael Benaroya with respect to the cost of living adjustment under the Benaroya Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated November 29, 2001, to Benaroya Employment Agreement
10.2*	Amendment, dated November 29, 2001, to Remeta Employment Agreement
10.3*	Amendment, dated November 29, 2001, to Carroll Employment Agreement
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement
10.6*	Promissory note, dated November 30, 2001, from Raphael Benaroya to the Corporation (paid as of July 1, 2002)

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 4, 2001 is incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Stock Appreciation Rights Plan

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated August 18, 2000, to Benaroya Employment Agreement
10.2*	Amendment, dated August 18, 2000, to Carroll Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT ("Financing Agreement")
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement
21	Subsidiaries of the Corporation

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
10.2*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1	Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders anhereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1996
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement
10.2*	Amendment to Restated Supplemental Retirement Savings Plan

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Supplemental Retirement Savings Plan

The following exhibits to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation
10.2.1	Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc.(now known as United Retail Incorporated) ("Software License")
10.2.2	Amendment, dated December 10, 1991, to Software License

*A compensatory plan for the benefit of the Corporation’s management or a management contract.